Exhibit 23.1

Karatzas Marine Advisors & Co., LLC
One World Financial Center, 30th Floor
200 Liberty Street
New York, NY 10281
USA
+1 212 380 3700
info@BMKaratzas.com
www.karatzas.com

Seanergy Maritime Holdings Corp.
154 Vouliagmenis Avenue
166 74 Glyfada
Athens, Greece

April  5, 2019

Dear Sir/Madam:

Reference is made to the Form F-1/A registration statement (the "Registration Statement") of Seanergy Maritime Holdings Corp. (the "Company") filed on the date hereof.  We hereby consent to all references to our name in the Registration Statement, including in the sections entitled "Prospectus Summary—Drybulk Shipping Industry Trends,"  "Prospectus Summary— Business Strategy & Strengths,"  "Risk Factors―Risks Relating to Our Industry―An over-supply of drybulk tonnage capacity may depress drybulk charter rates and vessel values or lead to reductions in charter rates, vessel values and profitability", "Business—Competitive Strengths", "Business—Competition" and "The International Drybulk Industry."  We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1/A to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled "Experts."

Yours sincerely

/s/ Karatzas Marine Advisors & Co.
Karatzas Marine Advisors & Co.